UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2014

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On November 4, 2013, we previously reported in a current report on Form 8-K (the “8-K”) that we entered into a License and Supply Agreement (the “Original Agreement”)  with Lorem Vascular Pty. Ltd. (“Lorem”) pursuant to which we exclusively licensed to Lorem all rights to market and sell the Company Products for all markets, subject to certain exceptions, within the countries of China, Hong Kong, Australia, Malaysia and Singapore, which 8-K is hereby incorporated herein by reference.

On January 30, 2014 (the “Effective Date”), we entered into an Amended and Restated License and Supply Agreement with Lorem (the “Restated Agreement”), which the Restated Agreement replaces and supersedes the Original Agreement in its entirety.

The term of the Restated Agreement is thirty years. Pursuant to the Restated Agreement, Lorem will pay us license fees on its gross profits up to a maximum amount of $500 million dollars in license fees.  The license fees are payable over time based upon Lorem’s achievement of gross profit milestones in the amount of $50 million. At each such milestone, Lorem shall pay us a license fee of $10 million until the maximum payable license fees are reached.  In addition, the Restated Agreement requires Lorem to pay us an additional quarterly royalty fee equal to 30% of the gross profits of Lorem in China, Hong Kong and Malaysia for the term of the agreement.  The Restated Agreement also incorporates more stringent marketing due diligence requirements on Lorem for the commercialization of our products in the licensed countries.

The foregoing descriptions of the Restated Agreement, and the transactions contemplated thereby, do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Restated Agreement, a copy of which is filed as  Exhibit 10.94 to this current report on Form 8-K.

Item 8.01	Other Events

As previously reported in the 8-K, we entered into a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) to sell 8,000,000 shares of our unregistered common stock (the “Shares”) to Lorem for $24,000,000 cash in a private placement.  On January 31, 2014, we completed the second and final closing contemplated by the Stock Purchase Agreement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.94*	Amended and Restated License and Supply Agreement dated January 30, 2014

*Portions of this exhibit were omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: February 4, 2014	By:	/s/ Mark E. Saad
Mark E. Saad
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.94*	Amended and Restated License and Supply Agreement dated January 30, 2014

*Portions of this exhibit were omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.